UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 27, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Eagleview Boulevard, Suite 300, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 359-7228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, WPCS International Incorporated (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Joseph Heater (“Heater”), the Company’s Chief Financial Officer. Pursuant to the Separation Agreement, Heater will resign, effective at the close of business on July 31, 2014 (the “Termination Date”), as the Chief Financial Officer of the Company and from all officer and director positions with the Company’s subsidiaries.

Pursuant to the Separation Agreement, the Company shall pay Heater the sum of $250,000 between the Termination Date and December 31, 2014, which will be payable in five (5) monthly installments of $41,666.67, payable on the first business day of each month from August through December 2014 and one (1) final payment of $41,666.65 to be made on December 31, 2014. In addition, Heater shall receive a bonus of $35,000, to be paid on July 31, 2014. Heater will also receive medical and other insurance benefits through December 31, 2014 under the applicable plans maintained by the Company. Further, subject to stockholder approval of a new equity compensation plan, the Company shall grant Heater options to purchase 50,000 shares of common stock, which options shall vest immediately upon issuance and shall expire on December 31, 2014.

Effective March 27, 2014, Harvey Kesner resigned as an independent director of the Company. In submitting his resignation, Mr. Kesner did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Severance Agreement, dated March 31, 2014 by and between WPCS International Incorporated and Joseph Heater.
99.01	Letter of Resignation from Harvey Kesner.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: March 31, 2014	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer